                                                                     EXHIBIT 7


                         U.S. BANK NATIONAL ASSOCIATION
                        STATEMENT OF FINANCIAL CONDITION
                                AS OF 12/31/2000

                                    ($000'S)



                                                                         12/31/2000
                                                                         -----------
ASSETS
     Cash and Due From Depository Institutions                            $3,997,544
     Federal Reserve Stock                                                 4,294,532
     Fed Funds Sold                                                          108,145
     Loans and Lease Financing Receivables                                65,294,831
     Trading Assets                                                           78,143
     Fixed Asset                                                             526,992
     Other Real Estate Owned                                                  39,866
     Investments in unconsolidated subsidiaries                              638,208
     Customers liability on acceptances                                      187,135
     Intangible Assets                                                     4,680,106
     Other Assets                                                          2,177,621
                                                                         -----------
         TOTAL ASSETS                                                    $82,023,123

LIABILITIES
     Deposits in domestic offices                                         51,456,929
     Deposits in foreign offices                                           2,035,838
     Fed Funds purchased                                                   2,007,939
     Demand Notes/Trading Liabilities                                        494,081
     Other Borrowed Money                                                 11,114,004
     Bank's liability on acceptances executed                                187,135
     Subordinated Notes and debentures                                     2,442,450
     Other Liabilities                                                     1,633,116
                                                                         -----------
     TOTAL LIABILITIES                                                   $71,371,492

EQUITY
     Common and Preferred Stock                                              310,004
     Surplus                                                               6,467,394
     Undivided Profits                                                     3,860,806
     Net unrealized holding gains on available for sale sec.                  13,748
     Cumulative Foreign Currency Translation Adj.                               (321)
                                                                         -----------
         TOTAL EQUITY CAPITAL                                            $10,651,631

TOTAL LIABILITIES AND EQUITY CAPITAL                                     $82,023,123

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To the best of the undersigned's determination, as of this date the above financial information is true and correct.

U.S. Bank National Association

By: /s/ NANCIE J. ARVIN
    ----------------------------------------
         Vice President

Date:     February 1, 2001